Execution Copy

AMENDMENT NO. 2 TO FIVE-YEAR CREDIT AGREEMENT

        THIS AMENDMENT NO. 2 TO FIVE-YEAR CREDIT AGREEMENT  (this"Amendment"), dated as of August 9, 2002, is entered into by and among AUTOZONE, INC., a Nevada corporation (the "Borrower"), the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").  Terms used but not otherwise defined herein shall have the meanings provided in the Amended Credit Agreement referred to below.

W I T N E S S E T H:

        WHEREAS, pursuant to a Five-Year Credit Agreement dated as of May 23, 2000 (as amended by that certain Amendment No. 1 to Five-Year Credit Agreement dated as of May 22, 2001 and as further modified or amended from time to time, the "Credit Agreement") among the Borrower, the Lenders party thereto and the Administrative Agent, the Lenders have extended commitments to make a revolving credit facility available to the Borrower; and

        WHEREAS, the Borrower, the Required Lenders and the Administrative Agent have agreed to amend the Credit Agreement as set forth herein;

        NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:

PART I
DEFINITIONS

        SUBPART 1.    1.    Certain Definitions.  Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

               "Amended Credit Agreement" means the Credit Agreement as amended hereby.

              "Amendment No. 2 Effective Date" as defined in Subpart 3.1.
PART II
AMENDMENTS TO CREDIT AGREEMENT

        Effective on (and subject to the occurrence of) the Amendment No. 2 Effective Date, the Credit Agreement shall be amended in accordance with this Part II.  Except as so amended, the Credit Agreement shall continue in full force and effect.

        SUBPART 2.1.  Amendment to Section 1.1.  Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in alphabetical order:

        (a)  "Amendment No. 2 Effective Date" means August 9, 2002.
        (b)  "Cash Collateralize" means the pledge and deposit with or delivery to the Administrative Agent, for the benefit of the respective L/C Issuers and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the respective L/C Issuers (which documents are hereby consented to by the Lenders).  The terms "Cash Collateralized", "Cash Collateral", "Cash Collateralization" and "Cash Collateralizes" shall have corresponding meanings.  The Borrower hereby grants the Administrative Agent, for the benefit of the respective L/C Issuer and the Lenders, a Lien on all such cash and deposit account balances.  Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts of the Administrative Agent.  Notwithstanding the foregoing if, upon the termination of the Commitments and an acceleration of the Borrower's obligations pursuant to Section 8.2, a Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the cash collateral required pursuant to Section 2.4(g) may instead, at the option of the Administrative Agent, be held in a blocked, non-interest bearing deposit account of the respective L/C Issuer.

        (c)  "Existing Letters of Credit" means the letters of credit outstanding on the Amendment No. 2 Effective Date and identified on Schedule 2.4.
        (d)  "L/C Advance" means, with respect to each Lender, such Lender's participation in any L/C Borrowing in accordance with its Commitment Percentage.

        (e)  "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Loan.
        (f)  "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
        (g)  "L/C Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.
        (h)  "L/C Issuer" means (i) SunTrust Bank, Bank of America, or, with the consent of the Borrower and the Administrative Agent, any other Lender that has agreed to act as the successor primary issuer of Letters of Credit, (ii) with respect to any outstanding Letter of Credit, the Lender that issued (in its capacity as an L/C Issuer hereunder) such Letter of Credit and (iii) with respect to any Letter of Credit requested hereunder, the L/C Issuer that has agreed to issue such Letter of Credit hereunder.
        (i)  "L/C Issuer Fees" shall have the meaning assigned to such term in Section 3.5(d)(ii).

        (j)  "L/C Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit and honored by any L/C Issuer but not theretofore reimbursed, including all L/C Borrowings.
        (k)  "Letter of Credit" means any letter of credit issued hereunder and shall include the Existing Letters of Credit.  A Letter of Credit may be a commercial letter of credit or a standby letter of credit.
        (l)  "Letter of Credit Application" means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by an L/C Issuer.
        (m)  "Letter of Credit Expiration Date" means the day that is thirty days prior to the Termination Date (or, if such day is not a Business Day, the next preceding Business Day).

        (n)  "Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(d)(i).

        (o)  "Letter of Credit Sublimit" means an amount equal to the lesser of the Revolving Committed Amount and $75,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Committed Amount.

        (p)  "SunTrust" means SunTrust Bank and its successors.

        SUBPART 2.2.  Further Amendments to Section 1.1.  Section 1.1 of the Credit Agreement is hereby further amended by replacing in their entirety the definitions set forth below with the following:
        (a)"Applicable Percentage" means, for purposes of calculating the applicable interest rate for any day for any Revolving Loan, the applicable rate of the Facility Fee for any day for purposes of Section 3.5(a), the applicable rate of the Utilization Fee for any day for the purposes of Section 3.5(c), or the applicable rate of the Letter of Credit Fee for any day for the purposes of 3.5(d)(i), the appropriate applicable percentage set forth on Schedule 1.1.  The Applicable Percentages shall be determined and adjusted on the following dates (each a "Calculation Date"):
        (i)  where the Borrower has a senior unsecured (non-credit enhanced) long term debt rating from S&P and/or Moody's, five (5) Business Days after receipt of notice by the Administrative Agent of a change in any such debt rating, based on such debt rating(s); and

        (ii)  where the Borrower previously had a senior unsecured (non-credit enhanced) long term debt rating from S&P and/or Moody's, but either or both of S&P and Moody's withdraws its rating such that the Borrower's senior unsecured (non-credit enhanced) long term debt no longer is rated by either S&P or Moody's, five (5) Business Days after receipt by the Administrative Agent of notice of the withdrawal of the last to exist of such previous debt ratings, based on Pricing Level V until the earlier of (A) such time as S&P and/or Moody's provides another rating for such debt of the Borrower or (B) the Required Lenders have agreed to an alternative pricing grid or other method for determining Pricing Levels pursuant to an effective amendment to this Credit Agreement.
                The Applicable Percentage shall be effective from a Calculation Date until the next such Calculation Date.  The Administrative Agent shall determine the appropriate Applicable Percentages promptly upon receipt of the notices and information necessary to make such determination and shall promptly notify the Borrower and the Lenders of any change thereof.  Such determinations by the Administrative Agent shall be conclusive absent manifest error.

        (b)  "Commitment" means (i) with respect to each Lender, the Revolving Commitment of such Lender, (ii) with respect to the Swingline Lender, the Swingline Commitment, and (iii) with respect to any L/C Issuer, the commitment to issue, extend and/or amend Letters of Credit under the Letter of Credit Sublimit."
        (c)  "Credit Documents" means a collective reference to this Credit Agreement, the Notes, the L/C Documents (except that L/C Documents shall not constitute Credit Documents for purposes of Section 10.6), the Administrative Agent's Fee Letter and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.
        (d)  "Loan" or "Loans"  means the Revolving Loans, the Competitive Loans, the Swingline Loans (or any Swingline Loan bearing interest at the Base Rate or the Quoted Rate and referred to as a Base Rate Loan or a Quoted Rate Swingline Loan) and, to the extent applicable, the L/C Borrowings, individually or collectively, as appropriate.
        (e)  "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.1(a) (as such amount may be reduced or increased from time to time in accordance with the provisions of this Credit Agreement), (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a), (ii) to purchase participation interests in Letters of Credit in accordance with the provisions of Section 2.4(c), and (iii) to purchase participation interests in the Swingline Loans in accordance with the provisions of Section 2.3(b)(iii).
        SUBPART 2.3.  Amendment to Section 2.1(a)(ii).  Section 2.1(a)(ii) of the Credit Agreement is hereby amended in its entirety by the following:
"(ii) with regard to the Lenders collectively, the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus the L/C Obligations outstanding shall not at any time exceed the Revolving Committed Amount."
        SUBPART 2.4.  Amendment to Section 2.2(a)(ii). Section 2.2(a)(ii) of the Credit Agreement is hereby amended in its entirety by the following:
"(ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus the L/C Obligations outstanding shall not at any time exceed the Revolving Committed Amount."
        SUBPART 2.5  Amendment to Section 2.2(i). Section 2.2(i) of the Credit Agreement is hereby amended in its entirety by the following:
"Limitation on Number of Competitive Loans.  The Borrower shall not request a Competitive Loan if, assuming the maximum amount of Competitive Loans so requested is borrowed as of the date of such request, the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus the L/C Obligations outstanding would exceed the aggregate Revolving Committed Amount."
        SUBPART 2.6  Amendment to Section 2.3(a)(ii).  Section 2.3(a)(ii) of the Credit Agreement is hereby amended in its entirety by the following:
"(ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus the L/C Obligations outstanding shall not at any time exceed the Revolving Committed Amount."
        SUBPART 2.7  Amendment to Section 2.  Section 2 of the Credit Agreement is hereby amended by inserting the following as a new Section 2.4 in appropriate numerical order:

        2.4  Letters of Credit.

        (a)        The Letter of Credit Commitment.
        (i)  Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.4, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue a requested Letter of Credit for the account of the Borrower, and to amend or renew a Letter of Credit previously issued by such L/C Issuer, in accordance with subsection (b) below, and (2) to honor drafts under any Letter of Credit such L/C Issuer has issued; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit, to the extent that, as of the date of such L/C Credit Extension, (x) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Swingline Loans plus the aggregate principal amount of the Competitive Loans plus L/C Obligations outstanding shall exceed the Revolving Committed Amount or (y) the L/C Obligations would exceed the Letter of Credit Sublimit.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Amendment No. 2 Effective Date shall be subject to and governed by the terms and conditions hereof.

        (ii)  No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
        (A)  any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Amendment No. 2 Effective Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Amendment No. 2 Effective Date and which such L/C Issuer in good faith deems material to it;

        (B)  the expiry date of such requested Letter of Credit would occur more than eighteen months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

       (C)  the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date (pursuant to additional documentation in form and substance satisfactory to the Administrative Agent and the applicable L/C Issuer); or

       (D)  such Letter of Credit is in a face amount less than $100,000, in the case of a commercial Letter of Credit, or $100,000, in the case of a standby Letter of Credit, or is to be denominated in a currency other than Dollars.
        (iii)  No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
        (b)  Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.
        (i)  Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Financial Officer of the Borrower.  Such L/C Application must be received by such L/C Issuer and the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) at least three Business Days prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as such L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may require.
        (ii)  Promptly after receipt of any Letter of Credit Application, the L/C Issuer receiving such Letter of Credit Application will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof.  Upon receipt by such L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof (such confirmation shall be provided to such L/C Issuer no later than the next Business Day following the Administrative Agent's receipt of a copy of such Letter of Credit Application), then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer's usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the issuing L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Commitment Percentage times the amount of such Letter of Credit.

        (iii)  If the Borrower so requests in any applicable Letter of Credit Application, any L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit such L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by such L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such renewal.  Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such renewal if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.2 is not then satisfied.  No L/C Issuer shall be under any obligation to permit the renewal of an Auto-Renewal Letter of Credit if such L/C Issuer would have no obligation at such time to issue such Letter of Credit under the terms of this Section 2.4.

       (iv)  Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, each L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.  On the Business Day that is three Business Days prior to the last Business Day of each March, June, September and December, each L/C Issuer will deliver to the Administrative Agent a report of all outstanding Letters of Credit issued, delivered, extended and/or amended by such L/C Issuer for the current calendar quarter (or portion thereof), with an estimate of any activity that is expected to occur during the remainder of such calendar quarter.  The Administrative Agent shall maintain at one of its offices in Charlotte, North Carolina a register for the recordation of the identity of the principal amount, type and undrawn amount of each Letter of Credit outstanding hereunder, the names and addresses of each beneficiary thereunder and the L/C Advances of the Lenders pursuant to the terms hereof from time to time (the "L/C Register").
        (c)  Drawings and Reimbursements; Funding of Participations.
        (i)  Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof.  Not later than 11:00 A.M. (Charlotte, North Carolina time) on the date of any payment by such L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing (it being understood that such reimbursement may be accomplished pursuant to the application of funds held in a cash collateral account in accordance with the documentation governing such account).  If the Borrower fails to so reimburse such L/C Issuer through the Administrative Agent by such time, such L/C Issuer shall, prior to 11:30 A.M. (Charlotte, North Carolina time) on such date, so notify the Administrative Agent and the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and such Lender's Commitment Percentage thereof.  In such event, the Borrower shall be deemed to have requested a Base Rate Loan to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.1(b)(ii) for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Committed Amount and the conditions set forth in Section 4.2 (other than the delivery of a Notice of Borrowing).  Any notice given by any L/C Issuer or the Administrative Agent pursuant to this Section 2.4(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

        (ii)  Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.4(c)(i) make funds available to the Administrative Agent for the account of the issuing L/C Issuer in an amount equal to its Commitment Percentage of the Unreimbursed Amount not later than 1:00 p.m. (Charlotte, North Carolina time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.4(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to such L/C Issuer.

       (iii)  With respect to any Unreimbursed Amount that is not fully refinanced by a Base Rate Loan because the conditions set forth in Section 4.2 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the default rate as set forth in Section 3.1.  In such event, the applicable L/C Issuer shall promptly notify the Administrative Agent, who in turn will promptly notify each Lender, and each Lender (including the Lender acting as L/C Issuer) that has not made funds available to such L/C Issuer pursuant to Section 2.4(c)(ii) shall, promptly upon any such notice, make funds available to the Administrative Agent for the account of such L/C Issuer in an amount equal to its Commitment Percentage of such L/C Borrowing, whereupon each Lender that so makes funds available shall be deemed to have made payment in respect of its participation in such L/C Borrowing and such payment shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.4.  Likewise, to the extent a Lender has already made funds available pursuant to Section 2.4(c)(ii) in respect of any Unreimbursed Amount and such Unreimbursed Amount may not be refinanced by a Base Rate Loan because the conditions set forth in Section 4.2 cannot be satisfied or for any other reason, the funds made available by such Lender pursuant to Section 2.4(c)(ii) in respect of such Unreimbursed Amount shall be deemed payment in respect of its participation in the related L/C Borrowing and such payment shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.4.  The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.

       (iv)  Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.4(c) to reimburse the issuing L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Commitment Percentage of such amount shall be solely for the account of such L/C Issuer.

        (v)  Each Lender's obligation to make Base Rate Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.4(c), shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Base Rate Loans pursuant to this Section 2.4(c) is subject to the conditions set forth in Section 4.2 (other than delivery by the Borrower of a Notice of Borrowing).  Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse any L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

        (vi)  If any Lender fails to make available to the Administrative Agent for the account of any L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.4(c) by the time specified in Section 2.4(c)(ii), such L/C Issuer shall be entitled (acting through the Administrative Agent) to recover from such Lender, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect.  A certificate of such L/C Issuer submitted (through the Administrative Agent) to any Lender with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

       (vii)  With respect to any payment in respect of a Letter of Credit, each Lender (including the Lender acting as L/C Issuer) agrees to act in accordance with the ratable sharing of payments provisions set forth in Section 3.13.
        (d)  Repayment of Participations.
        (i)  At any time after any L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.4(c), if the Administrative Agent receives for the account of such L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Commitment Percentage thereof in the same funds as those received by the Administrative Agent.

        (ii)  If any payment received by the Administrative Agent for the account of any L/C Issuer pursuant to Section 2.4(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.
        (e)  Obligations Absolute. In the absence of gross negligence or willful misconduct and subject to Section 2.4(h) regarding the applicability of "ISP98" and "UCP", the obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Base Rate Loan, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:
        (i)  any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, or any other agreement or instrument relating thereto;

        (ii)  the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
        (iii)  any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
        (iv)  any payment by any L/C Issuer under such Letter of Credit against presentation of a draft or certificate that appears on its face to be in order but that nevertheless does not strictly comply with the terms of such Letter of Credit; or any payment made by any L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any debtor relief law; or
        (v)  any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.
        The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

        (f)  Role of L/C Issuers.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuers shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  No L/C Issuer nor any Affiliate thereof nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit (other than the presentation of any sight draft, certificates and documents expressly required by the Letter of Credit); provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No L/C Issuer nor any Affiliate thereof, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.4(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer's willful misconduct or gross negligence or such L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, any L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

       (g)  Cash Collateral.
        (i)  Upon the request of the Administrative Agent, (x) if an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (y) if, as of (I) the Letter of Credit Expiration Date or (II) a termination of the Commitments and an acceleration of the Borrower's obligations pursuant to Section 8.2, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately repay the then outstanding amount of all L/C Borrowings and/or Cash Collateralize the then outstanding amount of all L/C Obligations, as applicable (in an amount equal to such outstanding amount determined as of the date of such L/C Borrowing, the Letter of Credit Expiration Date or date of termination of the Commitments and acceleration of the Borrower's obligations pursuant to Section 8.2, as the case may be, such amount to be applied in the manner set forth in Section 3.3(b)(iv)).

        (ii)  Upon the (x) termination or expiration of any Letter of Credit, the Administrative Agent shall return and release the Borrower the amounts Cash Collateralized equal to the L/C Obligation associated with the terminated or expired Letter of Credit (but only to the extent that all remaining L/C Obligations that are then required to be Cash Collateralized under this Credit Agreement are full Cash Collateralized) or (y) payment in full in cash of all of the obligations owed under this Credit Agreement, the termination or cancellation of all Letters of Credit issued hereunder, and the termination of all commitments hereunder, the pledge, Lien and security interest granted hereby shall terminate and al rights to the amounts Cash Collateralized shall revert to the Borrower.  Upon any such termination, the Administrative Agent will, at the Borrower's expense, execute and deliver to the Borrower such documents as it shall reasonably request to evidence such termination.
        (h)  Applicability of ISP98 and UCP.  Unless otherwise expressly agreed by each L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

        (i)  Conflict with Letter of Credit Application.  In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

       (j)  Assignments.  Each Lender may assign all or a portion of its rights and obligations of participation in the Letters of Credit issued hereunder in accordance with the terms and conditions for such assignments as set forth in Section 10.3(b).  If at any time Bank of America or such other L/C Issuer assigns all of its Commitment and Loans pursuant to Section 10.3(b), Bank of America or such L/C Issuer may, upon thirty (30) days' notice to the Borrower and the Lenders, resign as an L/C Issuer.  In the event of any such resignation of an L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of any L/C Issuer.  Each of Bank of America, SunTrust and such other L/C Issuer shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Letters of Credit pursuant to Section 2.4(c)).

       (k)  Amendment.  Notwithstanding anything in Section 10.6 to the contrary, no provision of this Section 2.4 may be amended without the consent of any L/C Issuer directly affected thereby.
        (l)  Responsibility of L/C Issuer for Causing the Letter of Credit Sublimit To Be Exceeded.  If any L/C Issuer (i) issues or amends a Letter of Credit without confirming with the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof as is required pursuant to Section 2.4(b)(ii) (or in disregard of the information conveyed by the Administrative Agent in response to such confirmation request) or (ii) fails to provide the Administrative Agent with a proper reporting of any activity with respect to Letters of Credit issued or requested of such L/C Issuer during the current calendar quarter as is required pursuant to Section 2.4(b)(iv), and the result of such action or inaction is to cause, at any time, (A) the outstanding L/C Obligations to exceed the Letter of Credit Sublimit or (B) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus the L/C Obligations outstanding to exceed the Revolving Committed Amount, then such L/C Issuer shall be solely responsible for collecting payment for unreimbursed draws thereunder from the Borrower, and the Lenders shall not be required to participate in the L/C Obligations relating thereto.

        SUBPART 2.8.  Amendment to Section 3.3(b).  Section 3.3(b) of the Credit Agreement is hereby amended in its entirety by the following:

                (b)  Mandatory Prepayments.

        (i)  Commitment Limitation.  If at any time, the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans plus L/C Obligations outstanding plus the aggregate principal amount of outstanding Swingline Loans shall exceed the Revolving Committed Amount, the Borrower promises to immediately prepay Loans and/or Cash Collateralize undrawn L/C Obligations in an amount sufficient to eliminate such excess (such payments to be applied as set forth in clause (iv) below).
        (ii)  Debt and Equity Issuances.  During any period in which the Borrower has a senior unsecured (non-credit enhanced) long term debt rating from S&P of below BBB- and a senior unsecured (non-credit enhanced) long term debt rating from Moody's of below Baa3, immediately upon receipt by the Borrower or any Subsidiary of proceeds from any Debt or Equity Issuance (as defined below) the Borrower shall cause 50% of the net cash proceeds of such Debt or Equity Issuance to be applied as follows:
        (A)  to prepay the principal amount of any borrowings outstanding under the Facilities and/or (after all Loans have been repaid) Cash Collateralize outstanding L/C Obligations, with such prepayment applied pro rata to the Facilities and/or L/C Obligations (based on outstanding commitments thereunder) to the extent of outstanding borrowings under each Facility (it being understood that the aggregate amount of prepayments required to be made by the Borrower under both Facilities shall not exceed 50% of the net cash proceeds of such Debt or Equity Issuance); and

        (B)  to permanently reduce on a Dollar for Dollar basis commitments outstanding under the Facilities (regardless of whether there are any outstanding borrowings being prepaid), with such reductions applied pro rata to the Facilities (based on outstanding commitments thereunder) to the extent of outstanding commitments under each Facility (it being understood that the aggregate amount of commitment reductions required to be made by the Borrower under both Facilities shall not exceed 50% of the net cash proceeds of such Debt or Equity Issuance and that a commitment reduction under a Facility shall reduce the individual commitments of the lenders under such facility on a pro rata basis).
Any payment made pursuant to this Section 3.3(b)(ii) shall be applied as set forth in clause (iv) below and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.  For purposes hereof, "Debt or Equity Issuance" means the issuance by the Borrower or any of its Subsidiaries (to a Person other than the Borrower or any of its Subsidiaries) of (I) any Indebtedness for borrowed money in the form of publicly issued or privately placed bonds or other debt securities with a maturity of three years or greater or (II) any shares of capital stock or other equity securities (other than shares of capital stock issued by the Borrower or any of its Subsidiaries in connection with the exercise of stock options).
        (iii)  Letter of Credit Sublimit.  If at any time, the sum of the aggregate principal amount of L/C Obligations shall exceed the Letter of Credit Sublimit, the Borrower shall immediately repay L/C Borrowings and, within seven (7) days, Cash Collateralize undrawn L/C Obligations in an amount sufficient to eliminate such excess (such payments to be applied as set forth in clause (iv) below).  It is understood that if the Borrower is able to eliminate such excess within the seven-day grace period through the reduction of L/C Obligations, then no Cash Collateralization shall be required by the Borrower under this clause (iii).

        (iv)  Application of Mandatory Prepayments.  All amounts required to be paid pursuant to this Section 3.3(b) (as well as amount required to be paid pursuant to Section 2.4(g)(i)) shall be applied as follows: (A) with respect to all amounts paid pursuant to Section 3.3(b)(i) or Section 3.3(b)(ii), to (I) Swingline Loans, (II) L/C Borrowings that have not been reimbursed through L/C Advances, (III) L/C Advances and Revolving Loans, (IV) Competitive Loans and (V) Cash Collateralize undrawn L/C Obligations and (B)   with respect to all amounts paid pursuant to Section 3.3(b)(iii), to (I) L/C Borrowings that have not been reimbursed through L/C Advances, (II) L/C Advances and (III) Cash Collateralize undrawn L/C Obligations.  Within the parameters of the applications set forth above, payments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities.  All payments under this Section 3.3(b) shall be subject to Section 3.11, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount paid through the date of payment.
        SUBPART 2.9.  Amendment to Section 3.4(a).  Section 3.4(a) of the Credit Agreement is hereby amended by inserting the following after the words "Competitive Loans plus":
"L/C Obligations outstanding plus"
        SUBPART 2.10.  Amendment to Section 3.4(c).  Section 3.4(c) of the Credit Agreement is hereby amended by inserting the following immediately after the words "the Lenders" in the first sentence of Section 3.4(c):
", the commitment of any L/C Issuer to issue Letters of Credit under the Letter of Credit Sublimit"
        SUBPART 2.11.  Amendment to Section 3.5(c).  Section 3.5(c) of the Credit Agreement is hereby amended by inserting the following immediately after the words "all outstanding Loans" and the words "all Loans outstanding" in the first sentence of Section 3.5(c):
", plus all L/C Obligations outstanding,"
        SUBPART 2.12.  Amendment to Section 3.5.  Section 3.5 of the Credit Agreement is hereby amended by inserting the following Section 3.5(d) immediately after Section 3.5(c) found therein:
(d) Letter of Credit Fees.
        (i)  Letter of Credit Fee.  In consideration of the issuance of Letters of Credit hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Lender a fee (the "Letter of Credit Fee") on such Lender's Commitment Percentage of the average daily maximum amount available to be drawn under each Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage for Eurodollar Loans and Letter of Credit Fee.  The Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

        (ii)  L/C Issuer Fees.  In addition to the Letter of Credit Fee payable pursuant to clause (i) above, the Borrower promises to pay to each L/C Issuer for its own account without sharing by the other Lenders (A) a letter of credit fronting fee as negotiated between the Borrower and such L/C Issuer on the average daily maximum amount available to be drawn under each Letter of Credit issued by such L/C Issuer computed at the per annum rate for each day from the date of issuance to the date of expiration and (B) such other customary charges from time to time of such L/C Issuer with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, and other processing fees, and other standard costs and charges, of such L/C Issuer relating to such Letters of Credit as from time to time in effect, due and payable on demand therefor by such L/C Issuer (collectively, the "L/C Issuer Fees").
        SUBPART 2.13.  Amendment to Section 3.14(b).  Section 3.14(b) of the Credit Agreement is amended in its entirety by the following:
        (b)  Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of the Loans, L/C Obligations, Fees or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:
        FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

        SECOND, to payment of any fees owed to the Administrative Agent;

       THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to amounts owing to such Lender;

       FOURTH, to the payment of accrued fees and interest;
        FIFTH, to the payment of the outstanding principal amount of the Loans (including, without limitation, the payment or cash collateralization of the outstanding L/C Obligations);

        SIXTH, to all other amounts and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

        SEVENTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

        In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIRST" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be Cash Collateralized by the Administrative Agent and applied (A) first, to reimburse the applicable L/C Issuers from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "THIRD" and "SIXTH" above in the manner provided in this Section 3.14(b).

        SUBPART 2.14.  Amendment to Section 4.2.  Section 4.2 of the Credit Agreement is hereby amended by inserting the following after the parenthetical found in the first sentence of Section 4.2:
", and of any L/C Issuer to issue a Letter of Credit hereunder,"
        SUBPART 2.15.  Amendments to Sections 4.2(a) and (e).  Each of Sections 4.2(a) and (e) of the Credit Agreement is hereby amended in its entirety with the following, as applicable:
        "(a)  The Borrower shall have delivered (A) in the case of any Revolving Loan to the Administrative Agent, an appropriate Notice of Borrowing or Notice of Extension/Conversion, (B) in the case of any Swingline Loan to the Administrative Agent, an appropriate Notice of Borrowing or Notice of Extension/Conversion or (C) in the case of any Letter of Credit, to the applicable L/C Issuer an appropriate request for issuance (with a copy to the Administrative Agent) in accordance with the provisions of Section 2.4(b);"

        "(e)  Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof) or the issuance of such Letter of Credit, as applicable, the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus the L/C Obligations outstanding shall not exceed the Revolving Committed Amount."
        SUBPART 2.16.  Amendment to Section 5.13.  Section 5.13 of the Credit Agreement is hereby amended by inserting the following after the last sentence found therein:
        "The Letters of Credit shall be used only for or in connection with obligations relating to transactions entered into by the Borrower in the ordinary course of business."
        SUBPART 2.17.  Amendment to Section 8.1.  Section 8.1 of the Credit Agreement is hereby amended inserting the following new Section 8.1(i):
       (i)  Letters of Credit.  The Borrower shall (i) default in the payment when due of any reimbursement obligations arising from drawings under Letters of Credit (it being understood that such payment may be accomplished pursuant to the application of proceeds from a new Base Rate Loan made in accordance with the provisions of Section 2.4(c) or pursuant to the application of funds held in a cash collateral account) or (ii) default, and such defaults shall continue for five (5) or more Business Days, in the payment when due of any interest on any reimbursement obligations arising from drawings under Letters of Credit."
        SUBPART 2.18.  Amendment to Section 8.2.  Section 8.2 of the Credit Agreement is hereby amended by adding the following new Section 8.2(d) and subsequent language immediately following 8.2(c) found therein:
        "(d)  Cash Collateral.  Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 8.1(d), it will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent (or as otherwise specified in the definition of "Cash Collateralize"), for the benefit of the Lenders, in a cash collateral account as additional security for the L/C Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

Notwithstanding the foregoing, if an Event of Default specified in Section 8.1(d) shall occur, then the Commitments shall automatically terminate and all Loans, reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Administrative Agent and/or any of the Lenders hereunder in respect thereof automatically shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders."
        SUBPART 2.19.  Amendment to Section 9.1.  Section 9.1 of the Credit Agreement is hereby amended by inserting an "(a)" before the words "Each Lender" in the first paragraph therein, and adding the following new Section 9.1(b) immediately following Section 9.1(a):
        (b)  Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for such L/C Issuer with respect thereto; provided, however, that such L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 9 with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Section 9 included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.
        SUBPART 2.20.  Amendment to Section 9.8.  Section 9.8 of the Credit Agreement is hereby amended in its entirety with the following:
9.8 Administrative Agent in its Individual Capacity.
        "Bank of America, each other L/C Issuer and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Borrower and its respective Affiliates as though Bank of America were not the Administrative Agent or such L/C Issuer were not an L/C Issuer hereunder, as applicable, and without notice to or consent of the Lenders.  The Lenders acknowledge that, pursuant to such activities, Bank of America, each L/C Issuer and their respective Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that neither the Administrative Agent nor such L/C Issuer shall be under any obligation to provide such information to them.  With respect to its Loans or any Letter of Credit issued by it, Bank of America or such other L/C Issuer, as applicable, shall have the same rights and powers under the Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or an L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America or such other L/C Issuer, as applicable, in its individual capacity."
        SUBPART 2.21  Amendment to Section 10.1.  Section 10.1 of the Credit Agreement is amended to include the following information:
For Letter of Credit Applications:

For Bank of America, as L/C Issuer:
Bank of America, N.A.
Attn: Sandra Leon
Trade Finance - Standby Letters of Credit
Mail Code: CA9-703-19-23
333 South Beaudry Street
Los Angeles, CA 90071
Telephone:  (213) 345-6632
Telecopy:  (213) 345-6694

with copy to:
Bank of America, N.A.
Attn:  Jeff Khamsivone
CA4-706-05-09
1850 Gateway Blvd.
Concord, CA  94520
Telephone:  (925) 675-8432
Telecopy:  (888) 969-2451

For SunTrust, as L/C Issuer:

SunTrust Bank
Attn:  Letter of Credit Department
25 Park Place, 16th Floor
MC-3706
Atlanta, Georgia  30303
Telecopy:  404-588-8129

with a copy to:
SunTrust Bank
Attn:  Bryan W. Ford, Director
6410 Poplar Avenue; Ste 320
Memphis, TN  38119
Telecopy:  901-766-7565
Bank of America, N.A.
Attn:  Jeff Khamsivone
CA4-706-05-09
1850 Gateway Blvd.
Concord, CA  94520
Telephone:  (925) 675-8432
Telecopy:  (888) 969-2451
        SUBPART 2.22.  Amendment to Schedules.  Schedule 1.1 ("Applicable Percentage") and Schedule 10.3(b) ("Form of Assignment and Acceptance") are hereby amended in their entirety by the new Schedule 1.1 and Schedule 10.3(b) attached hereto.
        SUBPART 2.23.  Further Amendment to Schedules.  The Schedules are hereby amended by including therein the new Schedule 2.4 "Existing Letters of Credit" attached hereto.

PART III
CONDITIONS TO EFFECTIVENESS

        SUBPART 3.1.  Amendment No. 2 Effective Date.  This Amendment shall be and become effective as of the date hereof (the "Amendment No. 2 Effective Date") when all of the conditions set forth below in this Part III shall have been satisfied.

        SUBPART 3.2.  Execution of Counterparts of Amendment.  The Administrative Agent shall have received counterparts (or other evidence of execution, including telephonic message, satisfactory to the Administrative Agent) of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Administrative Agent, Bank of America, N.A., as an L/C Issuer, SunTrust Bank, as an L/C Issuer, and the Required Lenders.

        SUBPART 3.3.  Legal Details, Etc.  The Administrative Agent, for the benefit of the Lenders, and its counsel shall have received, and be satisfied with, any supporting documentation as the Agent may reasonably request as of the Amendment No. 2 Effective Date.

PART IV
MISCELLANEOUS

        SUBPART 4.1.  Cross-References.  References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

        SUBPART 4.2.  Instrument Pursuant to Credit Agreement.  This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Amended Credit Agreement.

        SUBPART 4.3.  References in Other Credit Documents.  At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references in the Credit Documents to the "Credit Agreement" shall be deemed to refer to the Credit Agreement as amended by this Amendment.

        SUBPART 4.4.  Representations and Warranties.  The Borrower hereby represents and warrants that:

        (a)  It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

        (b)  This Amendment has been duly executed and delivered by the Borrower and constitutes the Borrower's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
        (c)  No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Amendment.
        (d)  The representations and warranties set forth in Section 5 of the Amended Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the Amendment No. 2 Effective Date (except for those which expressly relate to an earlier date).
        (e)  Subsequent to the execution and delivery of this Amendment and after giving effect hereto, no Default or Event of Default exists under the Amended Credit Agreement or any of the other Credit Documents.

        (f)  All of the provisions of the Credit Documents, except as amended hereby, are in full force and effect.

        SUBPART 4.5.  No Other Changes.  Except as expressly modified and amended in this Amendment, all the terms, provisions and conditions of the Credit Documents shall remain unchanged and shall continue in full force and effect.

      SUBPART 4.6.  Counterparts/Telecopy.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of an executed counterpart by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.
        SUBPART 4.7.  Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.
        SUBPART 4.8.  Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
        SUBPART 4.9.  ENTIRETY. THIS AMENDMENT, THE AMENDED CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF.  THESE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

[Signature pages follow]

        This Amendment No. 2 to Five-Year Credit Agreement is executed as of the day and year first written above.
BORROWER:                                                 AUTOZONE, INC.,
                                                                            a Nevada corporation
                                                                            By:  /s/ Michael Archbold
                                                                            Name:    Michael Archbold
                                                                            Title:    SVP & CFO

                                                                            By:  /s/ Harry L. Goldsmith

                                                                            Name:  Harry L. Goldsmith
                                                                            Title:  Sr. Vice President, Secretary & General Counsel

ADMINISTRATIVE AGENT:                     BANK OF AMERICA, N.A.,

                                                                          in its capacity as Administrative Agent

                                                                            By:  /s/ David Price
                                                                            Name:  David Price
                                                                            Title:  Vice President

LENDERS:                                                        BANK OF AMERICA, N.A.,

                                                                            in its capacity as an L/C Issuer and as a Lender

                                                                            By:  /s/ Dan M. Kilian
                                                                            Name:  Dan M. Kilian
                                                                            Title:  Managing Director

                                                                            SUNTRUST BANK,
                                                                            in its capacity as an L/C Issuer and as a Lender

                                                                            By:  /s/  Bryan W. Ford
                                                                            Name:  Bryan W. Ford
                                                                            Title:  Director

                                                                          JP MORGAN CHASE BANK
                                                                            [name of Lender]

                                                                         By:  /s/  Barry K. Bergman
                                                                         Name: Barry K. Bergman
                                                                         Title:  Vice President

                                                                          Bank One, NA

                                                                         By:  /s/  Catherine A. Muszynski
                                                                         Name: Catherine A. Muszynski
                                                                         Title:  Director

                                                                          FLEET NATIONAL BANK
                                                                            [name of Lender]

                                                                         By:  /s/  Alexis Griffin
                                                                         Name: Alexis Griffin
                                                                         Title:  Vice President

                                                                        THE BANK OF NEW YORK

                                                                        By:  /s/  David C. Judge
                                                                        Name: David C. Judge
                                                                        Title:  Senior Vice President

                                                                          CITIBANK, N.A.

                                                                         By:  /s/  Robert J. Kane
                                                                         Name: Robert J. Kane               __
                                                                         Title:  Director

                                                                          US BANK NATIONAL ASSOCIATION
                                                                            [name of Lender]

                                                                         By:  /s/  Amanda Smith
                                                                          Name: Amanda Smith
                                                                          Title:  Assistant Vice President

                                                                          HIBERNIA NATIONAL BANK
                                                                            [name of Lender]

                                                                         By:  /s/  Michael R. Geissler
                                                                          Name: Michael R. Geissler
                                                                          Title:  Vice President

                                                                          MIZUHO CORPORATE BANK, LTD.
                                                                            [name of Lender]

                                                                         By:  /s/  James W. Masters
                                                                          Name: James W. Masters
                                                                          Title:  Senior Vice President

                                                                          KEYBANK NATIONAL ASSOCIATION
                                                                            [name of Lender]

                                                                         By:  /s/  Thomas J. Purcell
                                                                          Name: Thomas J. Purcell
                                                                          Title:  Senior Vice President

                                                                          MERRILL LYNCH BANK USA
                                                                           [name of Lender]

                                                                         By:  /s/  D. Kevin Imlay
                                                                         Name: D. Kevin Imlay
                                                                         Title:  Senior Credit Officer

                                                                          NATIONAL CITY BANK
                                                                            [name of Lender]

                                                                         By:  /s/  James C. Ritchie
                                                                         Name: James C. Ritchie
                                                                         Title:  Vice President

                                                                          UNION BANK OF CALIFORNIA, N.A.
                                                                            [name of Lender]

                                                                         By:  /s/  Theresa L. Rocha
                                                                         Name: Theresa L. Rocha
                                                                         Title:  Vice President

                                                                          UNION PLANTERS NATIONAL BANK
                                                                            [name of Lender]

                                                                         By:  /s/  Craig E. Gardella
                                                                         Name: Craig E. Gardella
                                                                         Title:  Senior Vice President

                                                                          WACHOVIA BANK, NATIONAL ASSOCIATION
                                                                            [name of Lender]

                                                                         By:  /s/  Anthony D. Braxton
                                                                         Name: Anthony D. Braxton
                                                                         Title:  Director

Schedule 1.1

APPLICABLE PERCENTAGE

Pricing Level	S&P/Moody's Rating	Applicable Margin for Eurodollar Loans and Letter of Credit Fee	Applicable Margin for Base Rate Loans	Applicable Percentage for Facility Fee	Applicable Percentage for Utilization Premium
Level I	A-/A3 or above	37.5 bps	0	12.5 bps	12.5 bps
Level II	BBB+/Baa1	47.5 bps	0	15.0 bps	12.5 bps
Level III	BBB/Baa2	57.5 bps	0	17.5 bps	25.0 bps
Level IV	BBB-/Baa3	87.5 bps	0	25.0 bps	25.0 bps
Level V	BB+/Ba1 or below	117.5 bps	0	32.5 bps	25.0 bps
The Applicable Percentage shall be based on the applicable Pricing Level corresponding to the Rating(s) then in effect.  In the event of a Split Rating, the applicable Pricing Level shall be based on the higher Rating. In the event of a Double Split Rating, the applicable Pricing Level shall be based on the Pricing Level which is one above that corresponding to the lower Rating.  If no Rating exists, the applicable Pricing Level shall be based on Pricing Level V until the earlier of (A) such time as S&P and/or Moody's provides another Rating or (B) the Required Lenders have agreed to an alternative pricing grid or other method for determining Pricing Levels pursuant to an effective amendment to this Credit Agreement.
As used herein:
        "Rating" means the senior unsecured (non-credit enhanced) long term debt rating of the Borrower, as published by S&P and/or Moody's.

        "Split Rating" means the ratings of S&P and Moody's would indicate different Pricing Levels, but the Pricing Levels are not more than one Pricing Level apart.

        "Double Split Rating" means the ratings of S&P and Moody's would indicate different Pricing Levels, but the Pricing Levels are two or more Pricing Levels apart.

Schedule 2.4

EXISTING LETTERS OF CREDIT

L/C #	Amount	Beneficiary	Expiration Date	Evergreen Provision
F400392	$ 22,300,000.00	Employer's Insurance of Wausau	9/1/02	Yes
F400439	$ 1,250,000.00	Lumberman's Mutual Caualty Co.	6/30/03	Yes
F400446	$ 277,778.00	Inland Realty Holding Company, Inc.	5/28/03	Yes

Total	$ 23,827,778.00

Schedule 10.3(b)

FORM OF
ASSIGNMENT AND ACCEPTANCE

THIS ASSIGNMENT AND ACCEPTANCE dated as of _______________, 200_ is entered into between ________________ ("Assignor") and ____________________ ("Assignee").

        Reference is made to the Five-Year Credit Agreement dated as of May 23, 2000, as amended and modified from time to time thereafter (the "Credit Agreement") among AutoZone, Inc., the Lenders party thereto, Bank of America, N.A., as Administrative Agent and The Chase Manhattan Bank, as Syndication Agent.  Terms defined in the Credit Agreement are used herein with the same meanings.

        1.        The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitments and outstanding Loans of the Assignor on the effective date of the assignment designated below (the "Effective Date"), together with unpaid Fees accrued on the assigned Commitments to the Effective Date and unpaid interest accrued on the assigned Loans to the Effective Date.  Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 10.3(b) of the Credit Agreement, a copy of which has been received by the Assignee.  From and after the Effective Date (i) the Assignee, if it is not already a Lender under the Credit Agreement, shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests purchased and assumed by the Assignee under this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests sold and assigned by the Assignor under this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

        2.        This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

        3.        Terms of Assignment

        (a)        Date of Assignment:

        (b)        Legal Name of Assignor:

        (c)        Legal Name of Assignee:

        (d)        Effective Date of Assignment:

        (e)        Revolving Commitment of Assignee

                    after giving effect to this
                    Assignment and Acceptance as
                    of the Effective Date                                                            $_________________

        (f)        Revolving Commitment of Assignor
                    after giving effect to this
                    Assignment and Acceptance as
                    of the Effective Date                                                                $_________________
        (g)        Commitment Percentage of Assignee
                    after giving effect to this
                    Assignment and Acceptance
                    as of the Effective Date
                    (set forth to at least 8 decimals)                                                                                %
        (h)        Commitment Percentage of Assignor
                    after giving effect to this
                    Assignment and Acceptance
                    as of the Effective Date
                    (set forth to at least 8 decimals)                                                                                %

       4.        This Assignment and Acceptance shall be effective only upon consent of the Borrower and the Administrative Agent, if applicable, delivery to the Administrative Agent of this Assignment and Acceptance together with the transfer fee payable pursuant to Section 10.3(b) in connection herewith and recordation in the Register pursuant to Section 10.3(b) of the terms hereof.

       5.        This Assignment and Acceptance may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Assignment and Acceptance to produce or account for more than one such counterpart.
The terms set forth above
are hereby agreed to:

____________________, as Assignor
By:
Name:
Title:
_____________________, as Assignee
By:
Name:
Title:

Notice address of Assignee:
                        <<Assignee>>
                        __________________________
                        __________________________
                        Attn:______________________
                        Telephone:  (___) ________
                        Telecopy:  (___) ________

Consented to and Accepted:
BANK OF AMERICA, N.A., as
Administrative Agent

By: _________________________________
        Title:

Consented to:
BANK OF AMERICA, N.A., as
an L/C Issuer

By: _________________________________
        Title:

Consented to:

SUNTRUST BANK, as

an L/C Issuer

By: _________________________________
        Title:

[Consented to:
AUTOZONE, INC.

By: _________________________________

        Title:]